Exhibit 24.1

EDISON INTERNATIONAL

POWER OF ATTORNEY

The undersigned, EDISON INTERNATIONAL, a California corporation, and certain of its officers and directors, pursuant to a resolution entitled “Financing and Debt Redemption Authorization” adopted April 23, 2015 (the “Resolution”), do each hereby constitute and appoint ROBERT C. BOADA, MARK C. CLARKE, DARLA F. FORTE, MICHAEL A. HENRY, BARBARA E. MATHEWS, W. JAMES SCILACCI, GEORGE T. TABATA,
ADAM S. UMANOFF, AND PAIGE W. R. WHITE, or any of them, to act severally as attorney-in-fact, for and in their respective names, places, and steads, and on behalf of Edison International, to execute, sign, and file or cause to be filed (i) one or more Registration Statements, and any and all exhibits, amendments, and supplements thereto to be filed by Edison International with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, or the Securities Exchange Act of 1934, or both, one or more series of securities as authorized by the Resolution, and for the further purpose of qualifying under the Trust Indenture Act of 1939, one or more indentures relating to such securities; and (ii) one or more listing applications and any exhibits, amendments, and supplements thereto, and any other required documents, to be filed by Edison International with any stock exchange for the purpose of listing any of such securities; and to take any other actions necessary to comply with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the

Exhibit 24.1

undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.
Executed at Rosemead, California, as of this 23rd day of April, 2015.

EDISON INTERNATIONAL

By:	/s/ Theodore F. Craver, Jr.
Chairman of the Board, President
and Chief Executive Officer

Attest:

/s/ Barbara E. Mathews
Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer, and Corporate Secretary

Exhibit 24.1

Edison International
Power of Attorney
Financing Authorization Resolution
April 23, 2015

Principal Executive Officer:

/s/ Theodore F. Craver, Jr.
Theodore F. Craver, Jr.	Chairman of the Board,
President, Chief Executive Officer,
and Director

Principal Financial Officer:

/s/ W. James Scilacci
W. James Scilacci	Executive Vice President and
Chief Financial Officer
Principal Accounting Officer:

/s/ Mark C. Clarke
Mark C. Clarke	Vice President and Controller

Exhibit 24.1

Edison International
Power of Attorney
Financing Authorization Resolution
April 23, 2015

Additional Directors:

/s/ Jagjeet S. Bindra	Director	/s/ William P. Sullivan	Director
Jagjeet S. Bindra		William P. Sullivan

/s/ Vanessa C.L. Chang	Director	/s/ Ellen O. Tauscher	Director
Vanessa C.L. Chang		Ellen O. Tauscher

/s/ Richard T. Schlosberg, III	Director	/s/ Peter J. Taylor	Director
Richard T. Schlosberg, III		Peter J. Taylor

/s/ Linda G. Stuntz	Director	/s/ Brett White	Director
Linda G. Stuntz		Brett White